EXHIBIT 10.1

Execution Version
EIGHTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO INVESTORS’ AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO INVESTORS’ AGREEMENT (this “Amendment”) is entered into, as of December 9, 2010, by Cheniere Common Units Holding, LLC, a Delaware limited liability company (the “Borrower”), the Loan Parties, the Lenders (in their capacity as Lenders and as Investors party to the Investors’ Agreement described below) and The Bank of New York Mellon, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”).

All capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement (as defined below).

Preliminary Statements

A.           The Borrower has entered into that certain Credit Agreement, dated as of August 15, 2008, by and among the Borrower, the Administrative Agent, certain affiliates of the Borrower signatory thereto and the Lenders from time to time party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of September 15, 2008, Second Amendment to Credit Agreement, dated as of December 31, 2008, Third Amendment to Credit Agreement, dated as of April 3, 2009, Fourth Amendment to Credit Agreement, dated as of April 9, 2009, Amendment No. Four-A to Credit Agreement, dated as of April 27, 2009, Amendment No. Four-B to Credit Agreement, dated as of April 28, 2009, Amendment No. Four-C to Credit Agreement, dated as of June 23, 2009, Amendment No. Four-D to Credit Agreement, dated as of June 29, 2009, Fifth Amendment to Credit Agreement, dated as of September 17, 2009, Sixth Amendment to Credit Agreement, dated as of June 24, 2010, and Seventh Amendment to Credit Agreement, dated as of November 3, 2010, as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”;

B.           The Borrower, CEI and each Lender, in its capacity as an Investor signatory thereto (the “Investors”) have entered into that certain Investors’ Agreement dated as of August 15, 2008, as amended by that certain First Amendment to Investors’ Agreement dated as of November 11, 2008, as further amended, restated, supplemented or otherwise modified from time to time, the “Investors’ Agreement”;

C.           The Borrower has notified the Administrative Agent, the Collateral Agent and the Lenders (in their capacity as Lenders and as Investors) that it desires to amend the Credit Agreement and to amend the Investors’ Agreement as set forth herein; and

D.           Subject to certain conditions as set forth herein, the Administrative Agent, the Collateral Agent and the Lenders (in their capacity as Lenders and as Investors) are willing to agree to the amendments to the Credit Agreement and the Investors’ Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders (in their capacity as Lenders and as Investors), hereby agree as follows:

1.	Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions referred to in Section 4 hereof, the Credit Agreement is amended as follows:

1.1.	Amendment to Section 1.01 (Definitions). Section 1.01 of the Credit Agreement is amended as follows:

1.1.1.	Section 1.01 of the Credit Agreement is amended by adding the following new definitions in proper alphabetical sequence:

“Convertible Lenders” shall mean Scorpion Capital Partners, LP, and its successors and assigns.

“Convertible Loans” shall mean the Loans held by the Convertible Lenders; provided, however, that for the avoidance of doubt, any Loans acquired by Scorpion Capital Partners, LP after the date of the Eighth Amendment shall be Non-Convertible Loans and Scorpion Capital Partners, LP shall be a Non-Convertible Lender with respect to any such Loans.

“Eighth Amendment” shall mean that certain Eighth Amendment to Credit Agreement and Second Amendment to Investors’ Agreement, dated as of December 9, 2010, among the Borrower, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders (in their capacity as Lenders and as Investors (as defined in the Investors’ Agreement)).

“Eighth Amendment Effective Date” shall mean the date of satisfaction, or waiver by each of the Lenders, of each of the conditions referred to in Section 4 of the Eighth Amendment.

“Minimum Loan Balance Trigger Date” shall mean the first date on which the outstanding principal balance of the Non-Convertible Loans (including Permitted Accrued Interest) is less than or equal to $75,000,000.

“Non-Convertible Lender” shall mean each Lender that is not a Convertible Lender.

“Non-Convertible Loans” shall mean all Loans that are not Convertible Loans.

1.1.2.	The definition of “Exchangeable Portion” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Exchangeable Portion” shall mean the outstanding principal amount of the Convertible Loans less any portion thereof that is attributable to Permitted Accrued Interest; provided that the aggregate Exchangeable Portion of the Convertible Loans may not exceed $8,408,859.05.

1.1.3.	The definition of “Investors’ Agreement” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows

“Investors’ Agreement” shall mean the Investors Agreement, dated as of August 15, 2008, by and among CEI, the Borrower and each Convertible Lender.

1.2.	Amendment to Section 2.08 (Voluntary Prepayments). Section 2.08 of the Credit Agreement is amended as follows:

1.2.1.	Section 2.08(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a)  Upon 45 days prior written notice to the Convertible Lenders, Borrower may prepay all but not less than all of the principal amount of the Convertible Loans without premium or penalty at any time if the Daily VWAP for the Common Stock has been greater than $12.50 (the “Required Conversion Price”) per share for the thirty (30) Trading Day period immediately preceding such prepayment date.  All prepayments under this Section 2.08 shall be accompanied by accrued and unpaid interest (including Permitted Accrued Interest) and Fees on the principal amount to be prepaid to but excluding the date of payment.  All prepayments pursuant to this Section 2.08 shall be subject to Section 2.11.  If the holders of CEI’s common stock have not approved the conversion of the Convertible Loans directly into Common Stock in the manner described in Section 5.18(f), then Borrower shall, in order to exercise any such election to prepay all or a portion of the Convertible Loans, at the time it gives notice of prepayment, arrange for one or more investment banking firms of national reputation to underwrite the sale of the Common Stock issuable upon conversion of all shares of Preferred Stock that are issuable upon exchange of the Convertible Loans pursuant to an underwriting agreement on customary terms for similar offerings of securities.  In the event the underwriter(s) are unable to arrange for the sale of such Common Stock at a price at least equal to the Required Conversion Price, then at Borrower’s election, either (i) the Borrower’s notice of prepayment shall be deemed to have been withdrawn or (ii) Borrower shall offer to purchase any Preferred Stock held by the Convertible Lenders at a purchase price equal to the higher of (A) $12,500 per share and (B) the product of $1,000 times 90% of the average Daily VWAP for the Common Stock for the three (3) VWAP Trading Days immediately prior to the date of such offer.  The Convertible Lenders at such time having outstanding Convertible Loans representing at least a majority of the sum of all Convertible Loans outstanding at such time at their sole discretion, and without regard to whether the underwriter is able to obtain the Required Conversion Price, may notify the Borrower within five (5) days of notice of prepayment of their election not to proceed with an offering of Common Stock and of their election to exchange and retain Preferred Stock.  At the time the Borrower gives any notice of prepayment, it will deliver the information and take the actions, if any, required pursuant to Section 5.15.”

1.2.2.	Section 2.08(b) is added to the Credit Agreement to read in its entirety as follows:

“(b)             The Borrower shall have the right at any time, and from time to time, to prepay the Non-Convertible Loans (including Non-Convertible Loans consisting of Permitted Accrued Interest), in whole or in part, upon at least one Business Day’s prior telephonic notice promptly confirmed by written or fax notice to the Administrative Agent before 12:00 Noon, New York City time.  Each notice of prepayment shall specify the prepayment date and the principal amount of the Non-Convertible Loans (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Non-Convertible Loans by the amount stated therein on the date stated therein.  All prepayments under this Section 2.08(b) shall be without premium or penalty.  All prepayments under this Section 2.08(b) shall be accompanied by accrued and unpaid interest (including Permitted Accrued Interest) on the principal amount to be prepaid to but excluding the date of payment.”

1.3.	Amendment to Section 2.09 (Mandatory Prepayments). Section 2.09 of the Credit Agreement is amended as follows:

1.3.1.	Section 2.09(a) of the Credit Agreement is restated in its entirety to read “[RESERVED].”

1.3.2.	Section 2.09(d) is added to the Credit Agreement to read in its entirety as follows:

“(d)             Borrower shall apply an amount in cash equal to the aggregate net proceeds of any Asset Sale pursuant to Sections 6.05(e) or 6.05(f), to (i) the repayment of the Non-Convertible Loans (including Non-Convertible Loans consisting of Permitted Accrued Interest) plus accrued and unpaid interest, if any, on such Non-Convertible Loans to the date of such repayment and (ii) make an offer to repay the Convertible Loans (including Convertible Loans consisting of Permitted Accrued Interest) plus accrued and unpaid interest, if any, on such Convertible Loans to the date of such repayment pursuant to Section 2.09(e) in each case to the Lenders in proportion to their respective principal amounts of their outstanding Loans at the time of such repayment or offer.  All amounts payable pursuant to clause (i) above together with any amounts rejected by the Convertible Lenders pursuant to Section 2.09(e) shall be paid by the Loan Parties on the Business Day of such Asset Sale (or, if later, no more than the third Business Day following the closing of any such Asset Sale if an amount in cash equal to the net proceeds of such Asset Sale have been deposited in escrow for the sole benefit of the Lenders).  All such repayments shall be allocated pro rata among the Non-Convertible Lenders in accordance with their respective principal amounts of their outstanding Loans and shall be applied, first, to all accrued and unpaid interest on the Loans being repaid to the date of such prepayment, second, to principal of the Loans being repaid consisting of Permitted Accrued Interest, third, to the remaining principal of the Loans being repaid.”

1.3.3.	Section 2.09(e) is added to the Credit Agreement to read in its entirety as follows:

“(e)             No later than one (1) Business Day before the closing of any Asset Sale pursuant to Sections 6.05(e) or 6.05(f), Borrower shall make an offer to each Convertible Lender to repay the Convertible Loans (including Convertible Loans consisting of Permitted Accrued Interest) plus accrued and unpaid interest, if any, on such Convertible Loans to the date of such repayment held by such Convertible Lender in the amounts in cash described in clause (ii) of Section 2.09(d) in proportion to its outstanding Convertible Loans at the time of such offer (before giving effect to any repayments of Loans required to be made with respect to such Asset Sale).  Each Convertible Lender may elect to reject such offer of repayment, in whole or in part, by notifying Borrower (with a copy to the Administrative Agent) of such election within one (1) full Business Day after such Convertible Lender’s receipt of such offer from Borrower.  Any Convertible Lender that fails to timely deliver such notice of its election with respect to such sale shall be deemed to have elected to accept such offer of repayment.  The amount of any such offer to repay rejected by the Convertible Lenders shall be utilized to prepay the Non-Convertible Loans in accordance with Section 2.09(d).

The Loan Parties shall make all repayments under this Section 2.09(e) on the Business Day of such Asset Sale (or, if later, no more than the third Business Day following the closing of any such Asset Sale if an amount in cash equal to the net proceeds of such Asset Sale have been deposited in escrow for the sole benefit of the Lenders).  All repayments shall be allocated pro rata among the Convertible Lenders that have not rejected such offer to repayment in accordance with their respective principal amounts of their outstanding Convertible Loans and shall be applied, first, to all accrued and unpaid interest on the Convertible Loans being repaid to the date of such prepayment, second, to principal of the Convertible Loans being repaid consisting of Permitted Accrued Interest, third, to the remaining principal of the Convertible Loans being repaid.”

1.4.	Amendment to Section 2.13 (Exchange of Loans). Section 2.13 of the Credit Agreement is restated in its entirety to read as follows:

“(a)          Subject to the further provisions of the Investors’ Agreement (including the obligations of the Borrower and CEI pursuant to Section 5.1.1 of the Investors’ Agreement), a Convertible Lender may exchange the Exchangeable Portion of its Convertible Loan in whole (but not in part) into Preferred Stock at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, at the Exchange Rate in effect on the date the Exchange Notice is delivered.

(b)          Subject to the proviso of Section 5.1.1 to the Investors’ Agreement, the Exchangeable Portion of Convertible Loans delivered for exchange will be deemed to have been exchanged immediately prior to 5:00 p.m. on the Exchange Date.  A Convertible Lender is not entitled to any rights with regard to Series B Preferred Stock until such Lender has exchanged in accordance with Section 5.2.1 of the Investors’ Agreement (or is deemed to have exchanged) and shall be entitled to rights with regard to Series B Preferred Stock only to the extent such Exchangeable Portion of Convertible Loans have been exchanged (or deemed to have exchanged) into Series B Preferred Stock pursuant to Article 5 of the Investors’ Agreement.

(c)          The right of exchange attaching to the Exchangeable Portion of any Convertible Loan may be exercised (i) if such Convertible Loan is not represented by a promissory note, by book-entry transfer by the  Administrative Agent, or (ii) if such Convertible Loan is represented by a promissory note, by delivery of such promissory note at the specified office of the Administrative Agent, accompanied, in either case, by: (1) a duly signed and completed Exchange Notice, in the form as set forth as Exhibit G (an “Exchange Notice”), which Exchange Notice shall specify the Exchangeable Portion of such Convertible Loan to be exchanged; (2) if any promissory note has been lost, stolen, destroyed or mutilated, a notice to CEI and the Administrative Agent regarding the loss, theft, destruction or mutilation of the promissory note together with reasonable indemnity for Borrower and CEI; (3) appropriate endorsements and transfer documents if required by CEI; and (4) payment of any Other Tax due, in accordance with Section 5.4 of the Investors’ Agreement, that would be payable because of the issue, delivery or registration of the Series B Preferred Stock in the name of a person other than the Convertible Lender of such Convertible Loan.  Subject to the proviso to the first paragraph of Section 5.1.1 of the Investors’ Agreement, the date on which the Convertible Lender satisfies all of the requirements in the immediately preceding sentence is the “Exchange Date.”  Notwithstanding any other provision of this Agreement, the Borrower shall not redeem or prepay any (or any portion thereof) with respect to which an Exchange Notice has been delivered to the Administrative Agent.  CEI shall deliver to the Convertible Lender a certificate for the number of whole shares of Preferred Stock issuable upon the conversion (and cash in lieu of any fractional shares pursuant to Section 5.3 of the Investors’ Agreement) on the applicable date specified in Section 5.13 of the Investors’ Agreement for such delivery.

(d)          Upon exchange of a Convertible Loan, such person shall no longer be a Convertible Lender to the extent of such exchanged Convertible Loan.  No adjustment will be made to the Exchange Rate for accrued and unpaid interest on an exchanged Convertible Loan except as provided herein or in the Investors’ Agreement.

(e)          Upon surrender of a Convertible Loan evidenced by a promissory note that is exchanged in part, the Borrower shall execute and deliver to the Lender a new note evidencing the Convertible Loan equal in principal amount to the unexchanged portion of the Convertible Loan promissory note surrendered.”

1.5.	Amendment to Section 2.14 (Mandatory Principal Payments). The last sentence of Section 2.14 of the Credit Agreement is restated to read in its entirety as follows:

“In the event of any prepayment of any Loan under this Section 2.14, any such prepayment shall first reduce principal attributable to any Permitted Accrued Interest on the applicable Loan before reducing the principal of such Loan that is not attributable to Permitted Accrued Interest.”

1.6.	Amendment to Preamble of Article 5 (Affirmative Covenants). The opening paragraph of Article 5 of the Credit Agreement is restated to read in its entirety as follows:

“For so long as there shall be any outstanding principal or interest (including Permitted Accrued Interest), Fees, expenses or any other amounts owing to the Non-Convertible Lenders under any Loan Document, each of the Loan Parties covenants and agrees with each Lender (unless such covenant indicates that it is made only by a specific Loan Party or group of Loan Parties, in which case such covenant shall apply only to such Loan Party or Loan Parties, as the case may be) as set forth below; provided however, that notwithstanding the foregoing, the covenants set forth in Sections 5.01, 5.03, 5.04 and 5.06 shall remain in effect for so long as there shall be any outstanding principal or interest (including Permitted Accrued Interest), Fees, expenses or any other amounts owing to any Person under any Loan Document:”

1.7.	Amendment to Section 5.18 (Certain Post-Closing Matters). Section 5.18 of the Credit Agreement is amended as follows:

1.7.1.	Section 5.18(a) of the Credit Agreement is restated in its entirety to read “[RESERVED]”.

1.7.2.	Section 5.18(f) is added to the Credit Agreement to read in its entirety as follows:

“(f)             No later than the next annual meeting of its stockholders, CEI shall submit for approval by vote of the holders of its common stock, a proposal to permit the Convertible Lenders to exchange the Exchangeable Portion of their Convertible Loans into Common Stock, at an exchange rate of one share of Common Stock per $5 principal amount of the Exchangeable Portion of the Convertible Loans, subject to adjustment as set forth in the Investors’ Agreement; provided, however, that no such stockholder approval will be required or obtained at and after such time as Borrower has received confirmation from NYSE Amex, in a form reasonably satisfactory to Borrower, that such approval is not required in order to list on the NYSE Amex such shares of Common Stock issuable upon such exchange.”

1.8.	Amendment to Preamble of Article 6 (Negative Covenants). The opening paragraph of Article 6 of the Credit Agreement is restated to read in its entirety as follows:

“For so long as there shall be any outstanding principal or interest (including Permitted Accrued Interest), Fees, expenses or any other amounts owing to the Non-Convertible Lenders under any Loan

Document, each of the Loan Parties covenants and agrees with each Lender (unless such covenant indicates that it is made only by a specific Loan Party or group of Loan Parties, in which case such covenant shall apply only to such Loan Party or Loan Parties, as the case may be) as set forth below:”

1.9.	Amendment to Section 6.04 (Investments, Loans and Advances). Section 6.04 of the Credit Agreement is amended as follows:

1.9.1.	Section 6.04(e) of the Credit Agreement is amended to delete the word “and” at the end thereof.

1.9.2.	Section 6.04(f) of the Credit Agreement is restated to read in its entirety as follows:

“(f)             (i) Investments in an amount not to exceed $30,000,000 made by CEI with respect to repurchasing certain of the notes issued pursuant to the CEI Indenture and (ii) at any time following the Minimum Loan Balance Trigger Date, Investments arising as a result of the purchase of all or any portion of the loans or notes, as applicable, issued pursuant to the CSH Credit Agreement or the CEI Indenture; and”.

1.9.3.	Section 6.04(g) is added to the Credit Agreement to read in its entirety as follows:

“(g)             any time following the Minimum Loan Balance Trigger Date, Investments in CSH, which are contemporaneously used to prepay amounts outstanding under CSH Credit Agreement as permitted by Section 6.16(c).”.

1.10.	Amendment to Section 6.05 (Mergers, Consolidations, Sales of Assets and Acquisitions; Issuance of Equity). Section 6.05 of the Credit Agreement is amended as follows:

1.10.1.
Section 6.05(a) of the Credit Agreement is amended to insert the phrase “except as permitted pursuant to Section 6.05(d), 6.05(e) or 6.05(f)” immediately following the phrase “any assets (whether now owned or hereafter acquired) of such Loan Party”.

1.10.2.	Section 6.05(d) of the Credit Agreement is amended to insert the phrase “Except as permitted by Section 6.05(e) or 6.05(f),” at the beginning of Section 6.05(d).

1.10.3.	Section 6.05(e) is added to the Credit Agreement to read in its entirety as follows:

“(e)             For six (6) months following the Eighth Amendment Effective Date, Borrower may, pursuant to one or more transactions, sell all or any portion of the Units at a per Unit price to be approved by the Required Lenders as evidenced by a Unit Sale Price Approval Certificate, by means of (i) an underwritten public offering with one or more underwriters, (ii) an at-the-market program with one or more sales agents or (iii) a registered direct offering with one or more placement agents, so long as the consideration received for such sales consists solely of cash and the net proceeds thereof are used to repay the Non-Convertible Loans in accordance with Section 2.09(d) and to make an offer to repay the Convertible Loans in accordance with Section 2.09(e).  Borrower shall provide written notice to the Administrative Agent of any such sale within one (1) Business Day before the closing thereof.

The Lenders shall direct the Collateral Agent to cooperate with Borrower so that the Units may be re-certificated or held in book form in a securities account or central depository subject to the Lien of the Collateral Agent in such form as is approved by Required Lenders.  On the date of any such sale, the Administrative Agent shall, upon receipt of a written direction from the Required Lenders,  cause the Collateral Agent to deliver such amount of Units as are being sold by the Borrower pursuant to this Section 6.05(e), free of the Collateral Agent’s lien thereon provided that repayment, and offer of repayment, of the Loans is made, or arranged to be made, in accordance with Section 2.09(d) and Section 2.09(e) respectively.

For avoidance of doubt, in the event Borrower provides notice of any sale of the Units pursuant to this Section 6.05(e) and such sale (or any part thereof) does not take place for any reason, no Event of Default or acceleration of any payment date shall occur solely because such sale did not take place.”.

1.10.4.	Section 6.05(f) is added to the Credit Agreement to read in its entirety as follows:

“(f)          In addition to the sale of Units in accordance with Section 6.05(e), the Loan Parties may sell all or any portion of their assets (including assets constituting Collateral) if (i) an amount in cash equal to the net proceeds from such sale would, upon the closing of such sale, be sufficient to repay the entire outstanding balance of the Loans (including Loans consisting of Permitted Accrued Interest) plus accrued and unpaid interest, if any, on the Loans to the date of such repayment and (ii) an amount in cash equal to the net proceeds of any sale of Collateral pursuant to this Section

6.05(f) is used to repay the Non-Convertible Loans in accordance with Section 2.09(d) and to make an offer to repay the Convertible Loans in full contemporaneously with such sale in accordance with Section 2.09(e).”

1.11.	Amendment to Section 6.16 (Modification of Other Indebtedness). Section 6.16 of the Credit Agreement is amended as follows:

1.11.1.	Section 6.16(b) of the Credit Agreement is amended by adding the following phrase to the beginning thereof: “Except as provided in Section 6.16(c) below,”.

1.11.2.	Section 6.16(c) is added to the Credit Agreement to read in its entirety as follows:

“(c)             At any time following the Minimum Loan Balance Trigger Date, the Loan Parties and their Subsidiaries may repay all or any part of the amounts outstanding under the CSH Credit Agreement or the CEI Indenture, and may exchange all or a part of such Indebtedness for Common Stock.”.

1.12.	Amendment to Section Article VII (Events of Default). Article VII of the Credit Agreement is amended as follows:

1.12.1.	Paragraph (m) of Article VII is restated in its entirety to read “(m) [RESERVED];”

1.12.2.	Paragraph (n) of Article VII is deleted and restated in its entirety to read “(n) [RESERVED]; or”.

1.12.3.	Paragraph (p) is added to Article VII of the Credit Agreement to read in its entirety as follows:

“(p)             any default shall be made in the payment of any interest or principal payable with respect to the Indebtedness evidenced by the CSH Credit Agreement, the CEI Indenture or the Sabine Indenture or any refinancing of any thereof in whole or in part,”

1.13.	Amendment to Exhibit H (Form Unit Sale Price Approval Certificate). Exhibit “H” is hereby added to the Credit Agreement to read in its entirety as shown in Schedule II to this Amendment.

2.
Amendment to Investors’ Agreement and Consent to Amendment to Certificate of Designations.  Subject to the satisfaction of each of the conditions referred to in Section 4 hereof, each of the Lenders (in its capacity as a Lender and as an Investor) hereby approves an amendment to the Certificate of Designations of Series B Convertible Preferred Stock of Cheniere Energy, Inc., which removes the voting rights of such Series B Preferred Stock, provided that such amendment shall not become effective until all of the conditions set forth in Section 4 of this Amendment have been satisfied. In addition, subject to the satisfaction of each of the conditions referred to in Section 4 hereof, the Investors’ Agreement is amended as follows:

2.1          The opening paragraph of the Investors’ Agreement is amended to delete the following words at the end thereof:  “(each, an “Investor”)”.

2.2          The definition of “Investor” in Section 1.1 of the Investors’ Agreement is restated to read in its entirety as follows:

“Investor” means each holder of a Convertible Loan (as defined in the Credit Agreement).

2.3          The definition of “Lender” in Section 1.1 of the Investors’ Agreement is restated to read in its entirety as follows:

“Lender” means each Convertible Lender, as defined in the Credit Agreement.”

2.4          Section 2.1 of the Investors’ Agreement is restated to read in its entirety:  “[RESERVED]”.

2.5          Section 2.2 of the Investors’ Agreement is restated to read in its entirety:  “[RESERVED]”.

2.6          Section 4.10.2 of the Investors’ Agreement is restated to read in its entirety as follows:

“Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4, 4.8.5, 4.8.6, and 4.8.7 such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Section 4.8.5, 4.8.6 and 4.8.7.”

2.7          Each of the Lenders signatory to this Amendment other than Scorpion Capital Partners, LP is automatically removed as an Investor party to the Investors’ Agreement without further action, and the Investors’ Agreement shall have no further force or effect with respect to such Lenders and none of such Lenders shall have any rights or obligations thereunder.

3.
Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders (in their capacity as Lenders and as Investors), which representations and warranties shall survive the execution and delivery of this Amendment, as follows:

3.1.
Absence of Defaults.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or Event of Default after giving effect to this Amendment.

3.2.
Enforceability.  This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3.
Authorization, No Conflicts.  The execution, delivery and performance of this Amendment by each Loan Party (i) has been duly authorized by all requisite organizational action of such Person and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Person, (2) any order of any Governmental Authority or arbitrator or (3) any provision of any indenture, agreement or other instrument to which such Person is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Person (other than Liens created under the Security Documents).

3.4.
Incorporation of Representations and Warranties. The representations and warranties contained in Article III of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of this date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

4.
Effectiveness.  The effectiveness of this Amendment and the amendments to the Credit Agreement set forth in Section 1 hereof, the amendments to the Investors’ Agreement set forth in Section 2 hereof and the amendment to the Certificate of Designations of Series B Convertible Preferred Stock of Cheniere Energy, Inc. permitted pursuant to Section 2 hereof are each subject to the satisfaction of all the following conditions precedent:

4.1.
Execution.  The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of the Loan Parties, the Lenders (in their capacity as Lenders and as Investors), the Administrative Agent and the Collateral Agent.

4.2.
Issuance of the New CEI Shares.  The NYSE Amex shall have approved the issuance and listing by CEI of 10,125,000 shares of its common stock (the “New CEI Shares”) and CEI shall have issued and delivered such New CEI Shares to each Non-Convertible Lender in an amount for such Non-Convertible Lender set forth on Schedule I hereto.

The New CEI Shares shall be subject to the trading restrictions described in Section 5 hereof, and the Non-Convertible Lenders shall have the registration rights with respect to such New CEI Shares as described in Section 6 hereof.

4.3.	Representations and Warranties. The representations and warranties contained herein shall be true and correct in all respects.

4.4.	Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

4.5.	Fees. All fees and expense reimbursement payable by the Borrower to the Administrative Agent, the Collateral Agent and the Lenders for which invoices have been presented shall have been paid in full.

4.6.
Opinion of Counsel to CEI.  Each of the Non-Convertible Lenders shall have received an opinion of counsel to CEI in form and substance reasonably satisfactory to such Non-Convertible Lenders addressing the due issuance, authorization and delivery of the New CEI Shares by CEI and that such New CEI Shares, when issued, are fully paid and non-assessable.

Notwithstanding anything to the contrary in this Amendment, each Lender (in its capacity as a Lender and an Investor) by delivering its signature page to this Amendment hereby directs the Agents to execute this Amendment and shall be deemed to have acknowledged receipt of and consented to and approved the Amendment and each other document required hereunder to be approved by any Agent on the date such Lender delivers its signature to this Amendment and each of the Agents shall be entitled to rely on such confirmation.  The Borrower shall notify the Administrative Agent in writing (with a contemporaneous copy to the Lenders) when all of the foregoing conditions to effectiveness have been satisfied, which notice shall indicate the date upon which this Amendment became effective, and the Administrative Agent and the Collateral Agent shall be entitled to rely upon such notification in carrying out its obligations under the Loan Documents.

5.
Trading Restrictions Applicable to the New CEI Shares.  Beginning on the Eighth Amendment Effective Date and ending on, and including, the date that is 270 days after the Eighth Amendment Effective Date, the Non-Convertible Lenders will not, without the prior written consent of CEI, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of the New CEI Shares, (ii) enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of the New CEI Shares or (iii) publicly announce an intention to effect any transaction specified in (i) or (ii); provided, however, that the foregoing restrictions shall not apply to (A) one-fourth of the New CEI Shares issued to such Non-Convertible Lender effective upon the issuance thereof, (B) an additional one-fourth of the New CEI Shares issued to such Non-Convertible Lender effective following the date that is 90 days after the Eighth Amendment Effective Date and (C) an additional one-fourth of the New CEI Shares issued to such Non-Convertible Lender effective following the date that is 180 days after the

Eighth Amendment Effective Date; provided that notwithstanding the foregoing, transfers to or among Non-Convertible Lenders or Affiliates of Non-Convertible Lenders shall not be restricted or prohibited so long as such transferee shall be bound by the foregoing transfer restrictions.

6.	Registration Rights Applicable to the New CEI shares.

6.1         For purposes of this Section 6,  the following terms have the indicated meanings:

“Board” means the board of directors of CEI.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Holder” means any Person holding Registrable Securities.

“Holders’ Counsel” is defined in Section 6.3.7 of this Amendment.

“Registrable Securities” means the New CEI Shares issued or issuable pursuant to this Amendment or any shares of Common Stock received as a result of a stock split or stock dividend on such shares of Common Stock; provided that, the Common Stock shall cease to be Registrable Securities when a Registration Statement covering such Common Stock has been declared effective under the Securities Act by the SEC and such Common Stock has been disposed of pursuant to such effective Registration Statement or otherwise or when all of the Holders have notified CEI that they no longer need the Registration Statement covering the Registrable Securities to publicly offer and sell any Registrable Securities.

“Registration Expenses” is defined in Section 6.3.6 of this Amendment.

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Short-Form Registration Statement” is defined in Section 6.3.1 of this Amendment.

6.2	Legends; Securities Law Compliance

6.2.1	Each certificate representing Common Stock that is restricted stock as defined in Rule 144 under the Securities Act shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (i) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

6.2.2
Certificates representing Common Stock shall bear any other legends required by applicable state law.  When any Common Stock has been registered under the Securities Act, and such Common Stock has been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act or is eligible to be sold pursuant to such Rule without volume limitations or other restrictions, the holder of such Common Stock shall be entitled to exchange the certificate representing such Common Stock for a certificate not bearing the legend required by Section 6.2.1 of this Amendment.

6.3	Registration Rights

6.3.1
As provided in Section 6.3.5 of this Amendment, CEI shall file a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration Statement”), and such Short-Form Registration Statement will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415 under the Securities Act from and after the Eighth Amendment Effective Date.  Upon filing a Short-Form Registration Statement, CEI will, if applicable, use its commercially reasonable efforts to (i) cause such Short-Form Registration Statement to be declared effective, and (ii) keep such Short-Form Registration Statement effective with the SEC at all times when any Registrable Securities are outstanding.  Any Short-Form Registration Statement shall be re-filed upon its expiration, and CEI shall cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration Statement as may be reasonably requested by a Holder or as otherwise required; provided that, no Holder may be permitted to sell under such “shelf” registration statement during such times as the trading window is not open for CEI’s Board in accordance with CEI’s policies if such Holder has a representative on the Board.

6.3.2	If the filing, initial effectiveness or continued use of a Registration Statement would require CEI to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) could (A) reasonably be expected to adversely affect CEI or its business if made at such time, or (B) reasonably be excepted to interfere with CEI’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (C) otherwise require premature disclosure of material information that CEI has a bona fide business purpose for preserving as confidential, then CEI may, upon giving prompt written notice of such determination of the Board to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants, provided that, CEI shall not be required to disclose the nature of the delay or other confidential information), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that, CEI shall not be permitted to do so (x) for more than sixty (60) days for a given occurrence of such a circumstance or (y) more than two (2) times during any twelve-month period.  In the event CEI exercises its rights under the preceding sentence, the Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus or prospectus supplement relating to such registration in connection with any sale or offer to sell Registrable Securities.  CEI will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus or prospectus supplement.

6.3.3	Intentionally omitted.

6.3.4
If any Holders intend that any Registrable Securities shall be distributed by means of an underwritten offering, such Holders will so advise CEI, and CEI will notify all of the Holders.  In such event, the lead underwriter to administer the offering will be promptly chosen by CEI, subject to the prior written consent of the Holders selling a majority of the securities to be sold in such offering, such consent not to be unreasonably withheld or delayed.  If CEI is unable to select an underwriter, the Holders may select an underwriter, subject to the prior written consent of CEI, not to be unreasonably withheld or delayed.  If neither CEI nor the Holders are able to select an underwriter, the proposed underwriting shall not proceed and CEI will not be in breach of this Amendment.  No Affiliate of GSO Capital Partners, LP shall be selected as an underwriter by either CEI or the Holders.  If the offering is underwritten, the right of any Holder to participate will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and CEI and each such Holder will promptly enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  If any Holder disapproves of the terms of the underwriting, such Holder may promptly elect to withdraw therefrom by written notice to CEI, the managing underwriter and the Holders.

6.3.5	Subject to Section 6.3.2 of this Amendment, CEI will use its commercially reasonable efforts to effect the registration of such Registrable Securities as soon as reasonably practicable. CEI shall:

6.3.5.1
Prepare and file, within thirty (30) days of the Eighth Amendment Effective Date, with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the Financial Industry Regulatory Authority and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable and to remain effective as provided herein; provided that, before filing a Registration Statement or any amendments or supplements thereto, CEI will, at CEI’s expense, furnish or otherwise make available to the Holders’ Counsel copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel, which documents will be subject to the review and reasonable comment of such counsel at CEI’s expense, including any comment letter from the SEC with respect to such filing or the documents incorporated by reference therein, and if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to CEI’s financial books and records, officers, accountants and other advisors;

6.3.5.2
Prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than if such Registration Statement relates to an underwritten offering, such period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act) or (ii) continuously in the case of shelf registration statements and any shelf registration statement shall be re-filed upon its expiration (or in each case, such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities), and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

6.3.5.3
Furnish to each participating Holder, and each managing underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B of the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such Holder or such managing underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority relating to such offer;

6.3.5.4
Use commercially reasonable efforts to register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such United States jurisdictions as any participating Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that, CEI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

6.3.5.5
Notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents and, as soon as reasonably practicable (but subject to the delay provisions of Section 6.3.2 of this Amendment), prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;

6.3.5.6
Notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, to the extent that it is aware of such proceedings, (iv) if at any time the representations and warranties of CEI contained in any underwriting agreement contemplated by Section 6.3.5.12 below cease to be true and correct in any material respect, and (v) of the receipt by CEI of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

6.3.5.7
Upon the occurrence of an event contemplated in Section 6.3.5.5 of this Amendment or in Section 6.3.5.6(ii), 6.3.5.6(iii), 6.3.5.6(iv) or 6.3.5.6(v) of this Amendment (but subject to the delay provisions of Section 6.3.2 of this Amendment), prepare a supplement or amendment to the Registration Statement or supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that such prospectus as thereafter delivered to the participating Holders will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

6.3.5.8
Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which Common Stock issued by CEI is then listed or, if no similar securities issued by CEI are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the AMEX or the NASDAQ stock market, as determined by CEI;

6.3.5.10	Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

6.3.5.11	Enter into such customary agreements (including underwriting agreements and, lock-up agreements in customary form (excluding any lock-up of Registrable Securities), and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, making members of management and executives of CEI available to participate in “road show,” similar sales events and other marketing activities;

6.3.5.12
In connection with any underwritten offering, make such representations and warranties to the participating Holders and the managing underwriter(s), if any, with respect to the business of CEI and CEI’s Subsidiaries, and the Registration Statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when requested;

6.3.5.13
If requested by any participating Holder, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holder or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after CEI has received such request;

6.3.5.14
In the case of certificated Registrable Securities, cooperate with the participating Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder that that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters, if any, may request at least two business days prior to any sale of such Registrable Securities;

6.3.5.15
Make available for inspection by any participating Holders and the Holders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, to the extent reasonably requested and solely for conducting customary due diligence, all financial and other records, pertinent corporate documents and documents relating to the business of CEI, and cause CEI’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that, it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to CEI and (ii) agree to minimize the disruption to CEI’s business in connection with the foregoing;

6.3.5.16	Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;

6.3.5.17	Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

6.3.5.18
In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every commercially reasonable effort to promptly obtain the withdrawal of such order;

6.3.5.19
In connection with any underwritten offering, obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by CEI’s independent registered public accountants (and if necessary, any other independent registered public accountants of any business acquired by CEI for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

6.3.5.20
In connection with any underwritten offering, provide legal opinions of CEI’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

6.3.5.21
Obtain any required regulatory approval necessary for the Holders to sell their Registrable Securities in an offering, other than regulatory approvals required solely as a result of the nature of the Holder.

As a condition to registering Registrable Securities, CEI may require each Holder as to which any registration is being effected to furnish CEI with such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as CEI may from time to time reasonably request in writing.

6.3.6
Except as otherwise provided in this Amendment, all expenses incidental to CEI’s performance of or compliance with this Amendment, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for CEI and all independent certified public accountants and other persons retained by CEI (all such expenses, “Registration Expenses”), will be borne by CEI.  CEI will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder.  The Holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered and sold.

6.3.7
In connection with any registration, CEI will reimburse the Holders participating in such registration for their reasonable and customary expenses (other than underwriters’ discounts and commissions), including the reasonable fees and disbursements of one counsel to all the Holders (“Holders’ Counsel”).

6.3.8
No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements in customary form entered into pursuant to this Amendment (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that, no such Holder will be required to sell more than the number of Registrable Securities that such Holder has requested CEI to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that, such Holder shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to CEI or the managing underwriter(s) by such Holder, and (iii) cooperates with CEI’s reasonable requests in connection with such registration or qualification (it being understood that CEI’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate with such reasonable requests, will not constitute a breach by CEI of this Amendment).  Notwithstanding the foregoing, the liability of any Holder participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Holder’s Registrable Securities.

6.3.9
Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from CEI of the happening of any event of the kind described in Sections 6.3.2, 6.3.5.5, 6.3.5.6 and 6.3.5.7 of this Amendment, such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Sections_6.3.5.5, 6.3.5.6 and 6.3.5.7 of this Amendment.

6.3.10
CEI will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if CEI is not required to file such reports, it will, upon the request of a Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of any Holder, CEI will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specifics thereof.

6.3.11
Subject to the delay provisions of Section 6.3.2 of this Amendment, in the event (i) CEI fails to file a Registration Statement on or prior to January 31, 2011, (ii) such Registration Statement is not declared or deemed effective on or prior to March 31, 2011 or (iii) a Registration Statement covering the Registrable Securities ceases to be effective at any time after its initial effectiveness, CEI will pay to the Holders on the next applicable interest payment date an amount equivalent to 2% per annum on the outstanding Borrowings and Permitted Accrued Interest owed under the Credit Agreement for each day that filing or effectiveness is late or ceases to be effective.

6.3.12 CEI shall have no further obligations under this Section 6 when there ceases to be any Registrable Securities outstanding.

7.	Reference to and Effect Upon the Loan Documents and the Investors’ Agreement.

7.1.
Except as specifically set forth above, the Credit Agreement, each other Loan Document and the Investors’ Agreement shall remain in full force and effect and is hereby ratified and confirmed.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agents or any Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

7.2.
Any reference in any Loan Document to the Credit Agreement and the Investors’ Agreement shall be a reference to the Credit Agreement and the Investors’ Agreement as modified by this Amendment, and any reference in any Loan Document to any other Loan Document shall be a reference to such referenced Loan Document as modified by this Amendment.

7.3.	This Amendment is a Loan Document. The provisions of Section 9.15 of the Credit Agreement shall apply with like effect to this Amendment.

8.
Further Assurances.  Each Loan Party hereby agrees to authorize, execute and deliver all additional instruments, certificates, financing statements, agreements or documents, and take all such actions as the Administrative Agent, the Collateral Agent or the Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Amendment.

9.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

11.
Counterparts.  This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form, and all of such counterparts taken together constitute one instrument.

12.
Severability.  In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13.
WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENTS OR THE INVESTORS’ AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

14.
Final Agreement of the Parties.  THIS AMENDMENT, THE CREDIT AGREEMENT, THE INVESTORS’ AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

15.	Investors’ Agreement Signature by The Bank of New York Mellon. The parties hereto agree and acknowledge that The Bank of New York Mellon is not a party to the Investors’

Agreement and that its signature to this Amendment is being requested by the Lenders and the Loan Parties solely to in its capacity as Administrative Agent and Collateral Agent under the Credit Agreement and for the ease of the Lenders, Investors, Borrower, CEI and the other Loan Parties to avoid amending the Credit Agreement and Investors’ Agreement pursuant to separate documents.  The sole duties and obligations of The Bank of New York Mellon is as Administrative Agent and Collateral Agent under the Loan Documents and The Bank of New York Mellon has no duties or obligations express, implied or otherwise with respect to the Investors’ Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CHENIERE COMMON UNITS HOLDING, LLC, as Borrower

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

CHENIERE CORPUS CHRISTI PIPELINE, L.P., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE CREOLE TRAIL PIPELINE, L.P., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE ENERGY OPERATING CO., INC., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE MIDSTREAM HOLDINGS, INC., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

CHENIERE PIPELINE COMPANY, as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE PIPELINE GP INTERESTS, LLC, as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE SOUTHERN TRAIL GP, INC., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE SOUNTERN TRAIL PIPELINE, L.P., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
GRAND CHENIERE PIPELINE, LLC, as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

CHENIERE ENERGY SHARED SERVICES, INC., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE ENERGY, INC., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE LNG HOLDINGS, LLC, as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE LNG O&M SERVICES, LLC, as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer
CHENIERE LNG TERMINALS, INC., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

CHENIERE LNG, INC., as a Loan Party

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

LENDERS AND INVESTORS

GSO SPECIAL SITUATIONS FUND LP, as a Lender and an Investor

By:	GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory
GSO COF FACILITY LLC, as a Lender and an Investor

By:	GSO Capital Partners LP, as Portfolio Manager

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory
GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD, as a Lender and an Investor

By:	GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

BLACKSTONE DISTRESSED SECURITIES FUND L.P., as a Lender and an Investor

By:	Blackstone Distressed Securities Associates L.P., its General Partner

By:	Blackstone DD Associates L.L.C., its General Partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory
INVESTMENT PARTNERS II (A), LLC, as a Lender and an Investor

By:	Blackrock Financial Management, Inc., its investment manager

By:	/s/ J. David Matter
Name: J. David Matter
Title: Managing Director

By:	/s/ Marie M. Bender
Name: Marie M. Bender
Title: Managing Director

SCORPION CAPITAL PARTNERS, LP, as a Lender and an Investor

By:	Scorpion GP, LLC

By:	/s/ Kevin R. McCarthy
Name: Kevin R. McCarthy
Title: Manager

THE BANK OF NEW YORK MELLON, solely as Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents

By:	/s/ Melinda Valentine
Name: Melinda Valentine
Title: Vice President

Schedule I to Amendment

New CEI Shares

Non-Convertible Lender	Amount of New CEI Shares
GSO SPECIAL SITUATIONS FUND LP	2,716,119
GSO COF FACILITY LLC	4,402,174
GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.	2,377,825
BLACKSTONE DISTRESSED SECURITIES FUND L.P.	115,295
INVESTMENT PARTNERS II (A), LLC	513,587

Schedule II to Amendment

Exhibit H
to the Credit Agreement

UNIT SALE PRICE APPROVAL CERTIFICATE

Reference is made to the Credit Agreement dated as of August 15, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CHENIERE COMMON UNITS HOLDING, LLC, a Delaware limited liability company (the “Borrower”), the other LOAN PARTIES signatory thereto, the LENDERS from time to time party thereto and THE BANK OF NEW YORK MELLON, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”).  Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, being the Lenders constituting the Required Lenders, do hereby approve the sale of [__________] Units in accordance with Section 6.05(e) of the Credit Agreement at a per unit price at or above $[__________].  The foregoing approval is contingent upon the closing of such sale on or before six (6) months following the Eighth Amendment Effective Date.  Except as specifically set forth herein, nothing in this Unit Sale Price Approval Certificate shall operate as a waiver of any right, power or remedy of Agents or any Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Unit Sale Price Approval Certificate to be duly executed by their respective authorized officers as of the day and year first above written.

REQUIRED LENDERS:

[insert signature blocks for Required Lenders]